SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  October 5, 2000

                          GLOBAL TECHNOVATIONS, INC.
             (Exact name of Registrant as Specified in its Charter)

    Delaware                      333-56083              84-1027821
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File  No.)           Identification No.)


                          7108 Fairway Drive, Suite 200

                          Palm Beach Gardens, FL 33418

       Registrant's telephone number, including area code: (561) 775-5756
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On October 5, 2000,  Global  Technovations,  Inc. (the  "Company")  retained BDO
Seidman, LLP ("BDO Seidman") as its auditors to replace Arthur Andersen LLP ("Arthur Andersen"), who was dismissed.

On October 5, 2000, the Company engaged BDO Seidman to audit the books and accounts of the Company for the fiscal year ending September 30, 2000. Previously, the Board of Directors of the Company and its Audit Committee approved the decision to change the Company's independent accountants.

The reports of Arthur Andersen on the financial statements of the Company for the two fiscal years ended September 30, 1999 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

In connection with the audits for the past two fiscal years and through October 5, 2000, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference thereto in their reports on the financial statements for such period.

During the past two fiscal years and through October 5, 2000, Arthur Andersen has not advised the Company of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K issued by the Securities and Exchange Commission). The Company has not consulted with BDO Siedman on any matter during the past two fiscal years and through October 5, 2000. The Company has authorized Arthur Andersen to respond fully to any inquires of BDO Seidman relating to their engagement as the Company's independent accountant.

The Company has provided Arthur Andersen with a copy of this Report and, at the request of the Company, Arthur Andersen has furnished a letter addressed to the Securities and Exchange Commission in which it states that it agrees with the foregoing statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

16. Letter from Arthur Andersen LLP on change in independent accountants is incorporated by reference as filed with Form 8-K on October 10, 2000.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GLOBAL TECHNOVATIONS, INC.




                                    By:   /s/William C. Willis, Jr.
                                        ------------------------------
                                         William C. Willis, Jr.
Date:  October 10, 2000                  Chairman and Chief Executive Officer